Exhibit 99.2

Muzero Acquisition Corp Announces Closing of

$201,250,000 Initial Public Offering, Including Full Exercise of Underwriters’ Over-Allotment Option

New York, New York, Feb. 02, 2026 (GLOBE NEWSWIRE) -- Muzero Acquisition Corp (the “Company”), a newly organized special purpose acquisition company formed as a Cayman Islands exempted company, today announced the closing of its initial public offering of 20,125,000 units, which includes 2,625,000 units issued pursuant to the full exercise by the underwriters of their over-allotment option, at an offering price of $10.00 per unit, resulting in gross proceeds of $201,250,000.

The units began trading on the Global Market tier of The Nasdaq Stock Market LLC (“Nasdaq”) under the ticker symbol “MUZEU” on January 30, 2026. Each unit consists of one Class A ordinary share and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one Class A ordinary share at $11.50 per share. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Once the securities comprising the units begin separate trading, the ordinary shares and the warrants are expected to be traded on Nasdaq under the symbols “MUZE” and “MUZEW,” respectively.

The Company intends to use the net proceeds from the offering after expenses, and the simultaneous private placements of units, to consummate the Company’s initial business combination and for working capital following the offering.

The Company is led by CEO Von Lam and CFO Yuming Zou, who are supported by a broader management team and board of directors with extensive industry, operational, and capital markets expertise. While the Company’s strategy allows for a business combination in any sector, its initial focus is on partnering with technology-enabled companies across any industry.

BTIG, LLC is acting as sole book-running manager for the offering.

A registration statement relating to the securities sold in the initial public offering was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on January 29, 2026. The offering was made only by means of a prospectus, copies of which may be obtained from: BTIG, LLC, 65 East 55th Street, New York, New York 10022, or by email at ProspectusDelivery@btig.com, or by accessing the SEC’s website at www.sec.gov.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Muzero Acquisition Corp

Muzero Acquisition Corp is a blank check company, also commonly referred to as a special purpose acquisition company, or SPAC, formed for the purpose of effecting a merger, amalgamation, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses, which we refer to throughout this prospectus as our initial business combination. While the Company’s strategy allows for an initial business combination in any business or industry or at any stage of its corporate evolution, its primary focus is businesses that are technology-enabled across any industry.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s anticipated use of the net proceeds thereof and search for an initial business combination. No assurance can be given that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and prospectus for the IPO filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

Contacts:

Von Lam

136 Madison Avenue, 6th Floor

New York, NY 10016

IR@muzerocapital.com

(646) 397-2912